CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Neuberger Berman Equity Funds and to the use of our reports dated October 16, 2009 on the financial statements and financial highlights of Neuberger Berman Large Cap Disciplined Growth Fund (formerly Century Fund), Neuberger Berman Mid Cap Growth Fund, Neuberger Berman Multi-Cap Opportunities Fund (formerly Research Opportunities Fund), Neuberger Berman Regency Fund, Neuberger Berman Small Cap Growth Fund, Neuberger Berman Small and Mid Cap Growth Fund, and Neuberger Berman Socially Responsive Fund, each a series of Neuberger Berman Equity Funds. Such financial statements and financial highlights appear in the August 31, 2009 Annual Report to Shareholders which are also incorporated by reference into the Registration Statement. We also consent to the references to us in the Prospectuses and in the Statement of Additional Information.

/s/	TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
December 14, 2009